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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1999 (except for Note 11, as to which the date is February 24, 1999), with respect to the consolidated financial statements of Renaissance Media Group LLC included in Amendment No. 4 to the Registration Statement on (Form S-4 No. 333-77499) and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $3,575,000,000 Senior Notes and Senior Discount Notes.


                                              /s/  ERNST & YOUNG LLP
New York, New York

July 22, 1999